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                CONSENT OF INDEPENDENT AUDITORS                     Exhibit 23.1


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52814) pertaining to the 1995 Stock Plan (as amended and restated October 26, 2000) and the 2000 Employee Stock Purchase Plan of Catalytica Energy Systems, Inc. of our report dated February 14, 2001, with respect to the financial statements of Catalytica Energy Systems, Inc included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   /s/ Ernst & Young LLP

San Jose, California
March 13, 2001